Exhibit 10.9

Agreement to Change Loan Repayment

Creditor Kim Jaegyun “The Former” and debtor Glaam Co., Ltd. “The Latter” agree to change the loan repayment date as follows.

- As follows -

1. Amount of debt: KRW 5 million (KRW 5,000,000)

2. Repayment date: Dec. 29, 2023

Dec. 04, 2023

Creditor (The Former)	Address: Resident registration number: Name:	#201-906, Raemian Highston, 12, Dogok-ro 93-gil, Gangnam-gu, Seoul 770908-1067320 /s/ Kim Jaegyun
Debtor (The Latter)	Address: Business registration number: Company :	298-42, Cheongbukjungang-ro, Chungbuk-eup, Pyeongtaek-si, Gyeonggi-do 211-87-65996 /s/ Glaam Co., Ltd. CEO Kim Kyungrae